EXHIBIT 99.1

USA Truck Reports Second Quarter 2020 Results

●	2Q 2020 loss per diluted share of $0.11 versus 2Q 2019 earnings per diluted share of $0.00
●	2Q 2020 adjusted loss per diluted share(a) of $0.06 versus 2Q 2019 adjusted earnings per diluted share(a) $0.03
●	2Q 2020 consolidated operating revenue decreased 7.4% to $123.7 million from $133.6 million in 2Q 2019

Van Buren, AR – July 27, 2020 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and six months ended June 30, 2020.

For the quarter ended June 30, 2020, consolidated operating revenue was $123.7 million compared to $133.6 million for the prior-year period.  Base revenue(a), which excludes fuel surcharge revenue, was $113.2 million compared to $116.7 million for the 2019 period.  The Company reported a net loss of $0.9 million, or $0.11 per diluted share for the second quarter 2020 and adjusted net loss(a) of $0.5 million, or $0.06 per diluted share, compared to net income of $0.0 million, or $0.00 per diluted share and adjusted net income(a) of $0.3 million, or $0.03 per diluted share for the same quarter in 2019.  The Company’s second quarter 2020 consolidated operating ratio was 99.2%, compared to 98.5% in the comparable 2019 quarter.

President and CEO James Reed commented, “The second quarter of 2020 was unlike any quarter we have seen in transportation, producing unprecedented day to day and week to week swings in freight and pricing due to the COVID-19 pandemic.  Our diversified customer base - we classify approximately 80% of our customers as essential / quasi-essential – kept our asset-based freight moving consistently through the quarter.  Although our non-essential customers, which are critical to our network despite being a smaller relative percentage of the freight basket, have yet to make a full recovery.  We supplemented this shortfall with lower priced spot freight and consequently saw an overall degradation in our base revenue per available tractor per week.  Despite the challenges, the Trucking segment improved its adjusted operating ratio(a) by 370 basis points sequentially.

USAT Logistics’ efficiency continued to improve as we saw a 15.7% increase year over year in load count, continuing the recent trend of efficiency gains and throughput capacity.  But the broader environment proved challenging as spot prices alternated between near all-time lows and near all-time highs all within the same quarter.  We expect this segment will continue to track ahead of the market in coming quarters.

Our organization is continuing to show progress in key initiatives of regionalization, technology, and cost control.  Regionalization is starting to gain traction, as we anticipate the opening of a terminal in the Dallas, Texas market by the end of third quarter. We expect the addition of this terminal to result in lower over the road maintenance costs, improved driver retention, and better network execution.  Additionally, we have entered into an agreement for delivery of an additional 189 new tractors that we expect to be completed during 2020.  This transaction will reduce our average age of the fleet, improve maintenance costs further, and contribute to our cost reduction initiatives.

We believe we are well positioned as market capacity is tightening: we continue to focus on providing great service to our customers, improving utilization on our trucks, and increasing volumes through our USAT Logistics segment.”

Trucking:  For the second quarter of 2020, Trucking operating revenue (before intersegment eliminations) decreased $7.8 million, or 8.1%, to $88.6 million, compared to the second quarter of 2019.  Trucking operating income of $1.2 million for the 2020 period, reflected an operating ratio of 98.7%, compared to operating income of $0.8 million and an operating ratio of 99.1% for the second quarter of 2019.  This represents an increase of $0.3 million year over year in operating income and a 40 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $1.7 million for the 2020 period, reflecting an adjusted operating ratio(a) of 97.8%, compared to adjusted operating income(a) of $1.2 million and an adjusted operating ratio(a) of 98.6% for the comparable 2019 period.  This represents an increase of $0.6 million year over year in adjusted operating income(a) and a 80 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results during the second quarter:

●	Base revenue per available tractor per week decreased $347 per week, or 10.4%, compared to the second quarter of 2019, and $220 per week or 6.8% sequentially, primarily due to a decrease in base revenue per loaded mile.
●	Base revenue per loaded mile decreased $0.123, or 5.7% year over year and $0.068, or 3.3%, sequentially. This change was the result of continued decreased rate realizations.
●	Loaded miles per available tractor per week decreased 76 miles, or 4.9%, compared to the second quarter of 2019, and by 57 miles per tractor, or 3.7% sequentially.
●	Deadhead percentage for second quarter 2020 increased 40 basis points year over year but improved 10 basis points sequentially.
●	The average seated tractor count for the second quarter of 2020 was 1,943, which represented an increase of 6.9% over the second quarter 2019 average of 1,817, and a 3.8% increase over the sequential average of 1,871. Average unseated tractor percentage for second quarter 2020 was 5.8%, an increase from 5.2% for both the second quarter of 2019 and sequentially.

USAT Logistics:  Operating revenue (before intersegment eliminations) was $38.7 million for the second quarter of 2020, a decrease of $0.8 million, or 2.1% year over year.  Both operating loss and adjusted operating loss(a) were $0.2 million for the second quarter of 2020, reflecting an operating ratio of 100.5% and an adjusted operating ratio of 100.5%, compared to operating income and adjusted operating income(a) of $1.1 million and an operating ratio of 97.1% and an adjusted operating ratio(a) of 96.8% for the comparable 2019 period.  This change represented a decrease of $1.3 million year over year in operating income and adjusted operating income(a) and a degradation of 340 basis points in operating ratio and 370 basis points in adjusted operating ratio(a) compared to the second quarter of 2019.

USAT Logistics operations delivered the following results during the second quarter:

●	Gross margin dollars decreased 27.9%, or $1.8 million year over year, to $4.7 million for the second quarter 2020, but increased 18.7%, or $0.7 million, sequentially.
●	Gross margin percentage for the second quarter of 2020 decreased 430 basis points to 12.2% compared to 16.5% in the second quarter of 2019 but increased 110 basis points sequentially from 11.1%.
●	Revenue per load decreased 15.4%, or $212 per load year over year, and decreased 11.8%, or $155 per load, sequentially.

●	Load count increased by approximately 4,500 loads, or 15.7%, year over year and by 6,100 loads, or 22.4%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Trucking:	2020	2019	2020	2019
Operating revenue (before intersegment eliminations) (in thousands)	$88,627	$96,476	$182,622	$191,378
Operating income (loss) (1) (in thousands)	$1,176	$837	$(511)	$2,445
Adjusted operating income (loss) (2) (in thousands)	$1,733	$1,178	$478	$3,468
Operating ratio (3)	98.7%	99.1%	100.3%	98.7%
Adjusted operating ratio (4)	97.8%	98.6%	99.7%	97.9%
Total miles (5) (in thousands)	45,961	44,683	91,680	87,447
Deadhead percentage (6)	13.1%	12.7%	13.2%	13.0%
Base revenue per loaded mile	$2.017	$2.140	$2.051	$2.191
Average number of seated tractors	1,943	1,817	1,907	1,792
Average number of available tractors (7)	2,063	1,916	2,018	1,916
Average number of in-service tractors (8)	2,075	1,945	2,039	1,950
Loaded miles per available tractor per week	1,489	1,565	1,517	1,535
Base revenue per available tractor per week	$3,003	$3,350	$3,111	$3,362
Average loaded miles per trip	501	500	498	493

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$38,738	$39,575	$74,562	$81,025
Operating (loss) income (1) (in thousands)	$(176)	$1,146	$(801)	$3,459
Adjusted operating (loss) income (2) (in thousands)	$(172)	$1,146	$(797)	$3,459
Gross margin (9) (in thousands)	$4,712	$6,532	$8,681	$14,219
Gross margin percentage (10)	12.2%	16.5%	11.6%	17.5%
Load count (in thousands)	33.4	28.8	60.6	56.5

1)Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.

8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.
9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of June 30, 2020, total debt and lease liabilities was $189.5 million, total debt and lease liabilities, net of cash (“Net Debt”)(a), was $189.4 million and total stockholders’ equity was $75.5 million.  Net Debt to Adjusted EBITDAR(a) for the trailing twelve months ended June 30, 2020 was 4.1x.  The Company had approximately $38 million available to borrow under its Credit Facility as of June 30, 2020.

Second Quarter 2020 Conference Call Information

USA Truck will hold a conference call to discuss its second quarter 2020 results on Tuesday, July 28, 2020 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link:  https://services.choruscall.com/links/usak200728.html.  A telephone replay of the call will also be available through August 4, 2020, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10145647.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “EBITDAR”, “Adjusted EBITDAR”, “Adjusted operating ratio”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and lease liabilities, net of cash.  The Company defines EBITDAR as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit), depreciation and amortization, and equipment rent.  The Company defines Adjusted EBITDAR as EBITDAR plus non-cash equity compensation, severance costs included in salaries, wages and employee benefits, and asset impairments.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income (loss) is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, all of which are reconciled to the most comparable GAAP financial measures and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share are not substitutes for their comparable GAAP financial measures, such as total debt, net income (loss), cash flows from operating activities, operating ratio, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

	(in thousands, except per share data)
Operating revenue	$123,737	$133,622	$250,510	$267,596

Operating expenses:
Salaries, wages and employee benefits	33,636	33,806	69,481	69,896
Fuel and fuel taxes	8,082	14,102	19,945	27,733
Depreciation and amortization	10,034	9,125	20,045	17,943
Insurance and claims	4,009	7,160	9,866	14,440
Equipment rent	2,336	2,568	4,628	5,288
Operations and maintenance	8,606	8,481	17,502	15,754
Purchased transportation	49,276	49,072	97,090	97,353
Operating taxes and licenses	1,349	1,311	2,508	2,428
Communications and utilities	906	719	1,719	1,486
(Gain) loss on disposal of assets, net	(16)	141	22	(4)
Asset impairments	588	367	588	367
Other	3,931	4,787	8,428	9,008
Total operating expenses	$122,737	$131,639	$251,822	$261,692
Operating income (loss)	1,000	1,983	(1,312)	5,904

Other expenses:
Interest expense, net	1,235	1,595	2,919	3,336
Other, net	64	171	110	308
Total other expenses, net	1,299	1,766	3,029	3,644
(Loss) income before income taxes	(299)	217	(4,341)	2,260
Income tax expense (benefit)	632	216	(859)	758

Consolidated net (loss) income and comprehensive (loss) income	$(931)	$1	$(3,482)	$1,502

Net (loss) earnings per share:
Average shares outstanding (basic)	8,820	8,554	8,737	8,479
Basic (loss) earnings per share	$(0.11)	$0.00	$(0.40)	$0.18

Average shares outstanding (diluted)	8,820	8,567	8,737	8,498
Diluted (loss) earnings per share	$(0.11)	$0.00	$(0.40)	$0.18

GAAP TO NON-GAAP RECONCILIATIONS(a)

(UNAUDITED)

ADJUSTED (LOSS) EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, RENT(a)

	Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019

	(in thousands)
Net loss	$(931)	$(2,551)	$(4,827)	$(1,373)
Add:
Depreciation and amortization	10,034	10,011	9,598	9,652
Equipment rent	2,336	2,292	2,459	2,427
Interest expense, net	1,235	1,684	1,646	1,615
Income tax expense (benefit)	632	(1,491)	(493)	(421)
EBITDAR(a)	13,306	9,945	8,383	11,900
Add:
Non-cash equity compensation	363	471	527	(107)
Severance costs included in salaries, wages and employee benefits	84	92	122	—
Asset impairments	588	—	418	1
Adjusted EBITDAR(a)	$14,341	$10,508	$9,450	$11,794

ADJUSTED NET (LOSS) INCOME RECONCILIATION(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

	(in thousands)
Net (loss) income	$(931)	$1	$(3,482)	$1,502
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	84	—	176	319
Asset impairment - land	137	—	137	—
Amortization of acquisition related intangibles	340	341	680	704
Income tax effect of adjustments	(143)	(87)	(253)	(261)
Adjusted net (loss) income(a)	$(513)	$255	$(2,742)	$2,264

ADJUSTED (LOSS) EARNINGS PER DILUTED SHARE RECONCILIATION(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
(Loss) earnings per diluted share	$(0.11)	$0.00	$(0.40)	0.18
Adjusted for:
Severance costs included in salaries, wages and employee benefits	0.01	—	0.02	0.04
Asset impairment - land	0.02	—	0.02	—
Amortization of acquisition related intangibles	0.04	0.04	0.08	0.08
Income tax effect of adjustments	(0.02)	(0.01)	(0.03)	(0.03)
Adjusted (loss) earnings per diluted share(a)	$(0.06)	$0.03	$(0.31)	$0.27

NET DEBT RECONCILIATION(a)

	June 30, 2020	December 31, 2019

	(in thousands)
Total current debt and lease liabilities	$32,020	$42,994
Long-term debt, less current maturities	92,158	83,349
Leases, less current maturities	65,329	64,209
Total Debt	189,507	190,552
Less: Cash	(92)	(97)
Net Debt(a)	$189,415	$190,455

ADJUSTED OPERATING RATIO RECONCILIATION(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Consolidated	2020	2019	2020	2019

	(in thousands)
Operating revenue	$123,737	$133,622	$250,510	$267,596
Less: fuel surcharge revenue	(10,534)	(16,901)	(24,546)	(32,341)
Base revenue	$113,203	$116,721	$225,964	$235,255
Operating expense	$122,737	$131,639	$251,822	$261,692
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	(84)	—	(176)	(319)
Asset impairment - land	(137)	—	(137)	—
Amortization of acquisition related intangibles	(340)	(341)	(680)	(704)
Fuel surcharge revenue	(10,534)	(16,901)	(24,546)	(32,341)
Adjusted operating expense	$111,642	$114,397	$226,283	$228,328
Operating income (loss)	$1,000	$1,983	$(1,312)	$5,904
Adjusted operating income (loss)(a)	$1,561	$2,324	$(319)	$6,927
Operating ratio	99.2%	98.5%	100.5%	97.8%
Adjusted operating ratio(a)	98.6%	98.0%	100.1%	97.1%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Trucking Segment	2020	2019	2020	2019

	(in thousands)
Operating revenue	$87,920	$96,069	$180,921	$190,609
Intersegment activity	707	407	1,701	769
Operating revenue (before intersegment eliminations)	88,627	96,476	182,622	191,378
Less: fuel surcharge revenue	(8,083)	(13,034)	(19,371)	(24,799)
Base revenue	$80,544	$83,442	$163,251	$166,579
Operating expense (before intersegment eliminations)	$87,451	$95,639	$183,133	$188,933
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	(80)	—	(172)	(319)
Asset impairment - land	(137)	—	(137)	—
Amortization of acquisition related intangibles	(340)	(341)	(680)	(704)
Fuel surcharge revenue	(8,083)	(13,034)	(19,371)	(24,799)
Adjusted operating expense	$78,811	$82,264	$162,773	$163,111
Operating income (loss)	$1,176	$837	$(511)	$2,445
Adjusted operating income(a)	$1,733	$1,178	$478	$3,468
Operating ratio	98.7%	99.1%	100.3%	98.7%
Adjusted operating ratio(a)	97.8%	98.6%	99.7%	97.9%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
USAT Logistics Segment	2020	2019	2020	2019

	(in thousands)
Operating revenue	$35,817	$37,553	$69,589	$76,987
Intersegment activity	2,921	2,022	4,973	4,038
Operating revenue (before intersegment eliminations)	38,738	39,575	74,562	81,025
Less: fuel surcharge revenue	(2,618)	(4,087)	(5,695)	(7,929)
Base revenue	$36,120	$35,488	$68,867	$73,096
Operating expense (before intersegment eliminations)	$38,914	$38,429	$75,363	$77,566
Adjusted for:
Severance costs included in salaries, wages, and employee benefits	(4)	—	(4)	—
Fuel surcharge revenue	(2,618)	(4,087)	(5,695)	(7,929)
Adjusted operating expense	$36,292	$34,342	$69,664	$69,637
Operating (loss) income	$(176)	$1,146	$(801)	$3,459
Adjusted operating (loss) income(a)	$(172)	$1,146	$(797)	$3,459
Operating ratio	100.5%	97.1%	101.1%	95.7%
Adjusted operating ratio(a)	100.5%	96.8%	101.2%	95.3%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	June 30, 2020	December 31, 2019

Current assets:	(in thousands, except share data)
Cash	$92	$97
Accounts receivable, net of allowance for doubtful accounts of $810 and $369, respectively	53,362	49,853
Other receivables	7,947	5,408
Inventories	786	769
Assets held for sale	1,082	2,542
Prepaid expenses and other current assets	6,666	7,855
Total current assets	69,935	66,524
Property and equipment:
Land and structures	33,474	33,077
Revenue equipment	320,623	309,573
Service, office and other equipment	31,077	30,235
Property and equipment, at cost	385,174	372,885
Accumulated depreciation and amortization	(142,414)	(124,216)
Property and equipment, net	242,760	248,669
Operating leases - right of use assets	7,866	11,775
Goodwill	5,231	5,231
Other intangibles, net	15,773	16,453
Other assets	1,209	2,058
Total assets	$342,774	$350,710
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,197	$29,421
Current portion of insurance and claims accruals	9,702	12,466
Accrued expenses	8,338	6,518
Current finance lease obligations	25,928	30,779
Current operating lease obligations	3,028	6,050
Long-term debt, current maturities	3,064	6,165
Total current liabilities	74,257	91,399
Other long-term liabilities	1,629	80
Long-term debt, less current maturities	92,158	83,349
Long-term finance lease obligations	60,363	58,397
Long-term operating lease obligations	4,966	5,812
Deferred income taxes	24,824	24,017
Insurance and claims accruals, less current portion	9,071	9,445
Total liabilities	267,268	272,499
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,036,279 shares, and 11,987,572 shares, respectively	120	120
Additional paid-in capital	59,565	63,238
Retained earnings	70,287	73,769
Less treasury stock, at cost (3,273,902 shares, and 3,434,231 shares, respectively)	(54,466)	(58,916)
Total stockholders' equity	75,506	78,211
Total liabilities and stockholders' equity	$342,774	$350,710